Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

Palm Beach Gardens, Florida	November 28, 2012

DYCOM ANNOUNCES PRICING OF SENIOR SUBORDINATED NOTES OFFERING

Palm Beach Gardens, Florida, November 28, 2012 — Dycom Industries, Inc. (NYSE:DY) today announced that its wholly-owned subsidiary, Dycom Investments, Inc., had priced its offering of $90 million in aggregate principal amount of 7.125% Senior Subordinated Notes due 2021 (the “Notes”) in an offering to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended.  The issue price is 104.25% of the principal amount of the Notes.  The Notes will be issued under the indenture dated January 21, 2011, pursuant to which Dycom Investments, Inc. issued $187,500,000 of 7.125% senior subordinated notes due 2021, which we refer to as the existing 2021 notes. The Notes will be treated as a single series with the existing 2021 notes and will have the same terms as those of the existing 2021 notes, except for certain provisions relating to registration rights.  The Notes and the existing 2021 notes will vote as one class under the indenture. The closing of the sale of the Notes, which is subject to customary conditions, is expected to occur on December 12, 2012.  The Notes will bear interest at a rate of 7.125% per year and will be guaranteed by Dycom Industries, Inc. and certain of its subsidiaries on an unsecured senior subordinated basis.

The net proceeds from the offering, which are estimated to be approximately $91.5 million after expenses, will be used to repay a portion of the planned borrowings under a new senior secured credit facility that are expected to be used, together with cash on hand, to fund the purchase price for the acquisition of substantially all of Quanta Services, Inc.’s domestic telecommunications infrastructure services subsidiaries.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful.  Any offers of the notes will be made only by means of an offering memorandum.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Dycom

Dycom is a leading provider of specialty contracting services.  These services, which are provided throughout the United States and in Canada, include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

Forward-Looking Statements

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions or dispositions, including the consummation of such acquisitions and dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission.   Dycom does not undertake to update forward-looking statements.